                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                          MAXICARE HEALTH PLANS, INC.
                (Name of Registrant as Specified in its Charter)

                               PATRICIA R. OSBERG
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

  (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                          MAXICARE HEALTH PLANS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ON JANUARY 28, 1994

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Maxicare Health Plans, Inc. (the "Company") will be held at the Sunset Room in the Transamerica Center Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on January 28, 1994, at 8:00 a.m. (Pacific Time) for the following purposes:

  1. To elect three directors to the Board of Directors who will serve until the Company's 1996 Annual Meeting of Stockholders and until their successors have been duly elected and qualified; and

  2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on December 2, 1993 will be entitled to notice of and to vote at said meeting or any adjournments thereof. A list of such stockholders shall be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the office of Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California, 90015.

  The Board of Directors urges each stockholder to read carefully the enclosed proxy statement which is incorporated herein by reference.

                                          By Order of the Board of Directors,

                                          Alan D. Bloom
                                          Secretary

1149 South Broadway Street
Los Angeles, California 90015
Dated: December 27, 1993

                                   IMPORTANT

  STOCKHOLDERS ARE REQUESTED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU PLAN TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                          MAXICARE HEALTH PLANS, INC.
                           1149 SOUTH BROADWAY STREET
                         LOS ANGELES, CALIFORNIA 90015

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 1994

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") and management of Maxicare Health Plans, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Transamerica Center Sunset Room in the Tower Restaurant, 1150 South Olive Street, Los Angeles, California, on January 28, 1994 at 8:00 a.m. (Pacific Time) and at any adjournments thereof. A form of the proxy is enclosed for use at the meeting. Stockholders are being asked to vote upon the election of three directors to the Board, and to transact such other business as may properly come before the meeting.

  IF NO INSTRUCTIONS ARE GIVEN ON THE PROXY, ALL SHARES REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED BEFORE THEY ARE VOTED) WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD, AND AS RECOMMENDED BY THE BOARD WITH REGARD TO ALL OTHER MATTERS OR IF NO SUCH RECOMMENDATION IS GIVEN, IN THE DISCRETION OF THE PROXY HOLDER. PROXIES MARKED "WITHHOLD" WILL BE COUNTED TOWARDS THE QUORUM REQUIREMENT BUT WILL NOT BE VOTED FOR THE ELECTION OF THE BOARD'S DIRECTOR NOMINEES.

  A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the meeting.

  The mailing address of the Company is 1149 South Broadway Street, Los Angeles, California, 90015. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is December 30, 1993.

                              GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

  There were 10,033,345 shares of common stock of the Company ("Common Stock") outstanding as of December 2, 1993, the Record Date for the stockholders entitled to vote at the Annual Meeting. Of the total shares of Common Stock outstanding as of that date, 1,265,740 shares of Common Stock were held in claims reserves by the Company, as disbursing agent pursuant to the Company's Joint Plan of Reorganization dated May 14, 1990, as modified, which was confirmed by the Bankruptcy Court by order dated August 31, 1990 (the "Reorganization Plan"). The Company holds such shares (the "Unallocated Shares") as disbursing agent for the benefit of creditors under the Reorganization Plan. Of the 1,265,740 Unallocated Shares held as of the Record Date, 853,198 were held for the benefit of creditors of the Company's operating subsidiaries (Reorganization Plan classes 5A through 5H), 118,400 shares were held for bank group creditors (Reorganization Plan class 7), 97,272 shares were held for bondholder creditors (Reorganization Plan classes 8A through 8D), and 196,870 were held for former stockholders (Reorganization Plan class 12). As of the Record Date, no shares were being held for the benefit of Maxicare Health Plans, Inc. creditors (Reorganization Plan class 9); however, certain of the shares held for the benefit of Reorganization Plan classes 7 and 8A through 8D will be reallocated to Reorganization Plan class 9 pursuant to a formula set forth in the Reorganization Plan. The Reorganization Plan provides that until such time as any share of Common Stock reserved for a holder of an allowed claim or allowed interest under the Reorganization Plan is allocated, the disbursing agent shall deliver an irrevocable proxy to vote the Unallocated Shares to the independent directors of the Board (as such term is defined by the Reorganization Plan). Currently, the independent directors are Messrs. Brinegar and Lewis and Ms. Courtright (the "Independent Directors"). The Reorganization Plan provides that the Unallocated Shares shall be voted in the following manner:

    (i) 1,050,068 shares which were held in the claims reserves as of the Record Date for the holders of Reorganization Plan classes 5A through 5H and Reorganization Plan class 9 allowed claims and Reorganization Plan class 12 allowed interests and equity holder claims, shall (a) as to proposals made by the Company, be voted in the same manner and to the same degree as all of the allocated shares of Common Stock; and (b) as to proposals made by any person or entity other than the Company, be voted in accordance with the vote of a majority of the Independent Directors; and

    (ii) 215,672 shares which were held in the claims reserves as of the Record Date for holders of Reorganization Plan class 7 and Reorganization Plan classes 8A through 8D allowed claims, shall be voted in the same manner and to the same degree as all of the allocated shares of Common Stock.

  The only business which the Board presently believes will be voted upon at the Annual Meeting is the election of three directors. Consequently, all Unallocated Shares will be voted in the same manner and to the same degree as the allocated shares of Common Stock.

  Each stockholder of record at the close of business on December 2, 1993 is entitled to one vote for each share of Common Stock then held on each matter to come before the meeting, or any adjournments thereof.

  As of December 2, 1993 there were 2,400,000 shares of Series A Cumulative Convertible Preferred Stock ("Series A Stock") outstanding and entitled to vote at the Annual Meeting. Each share of the Series A Stock carries the right to vote the equivalent of 2.7548 shares of Common Stock or 6,611,520 shares of Common Stock in aggregate. Generally, holders of Series A Stock vote together with the holders of the Common Stock as a single class, including with respect to the election of directors; however, under certain circumstances the holders of Series A Stock shall be entitled to vote as a separate class and in that regard may determine the outcome of certain proposals presented for stockholder consideration.

  A majority of the votes eligible to be cast at the Annual Meeting by holders of Common Stock and Series A Stock, or 8,322,433 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. A plurality of the votes cast at the Annual Meeting by holders of shares of Common Stock and Series A Stock entitled to vote, and present, in person or by proxy, at the Annual Meeting is required for the election of each nominee as a director. The Company's Certificate of Incorporation does not provide for cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number and percentage of the outstanding shares of Common Stock and Series A Stock owned beneficially as of December 2, 1993 by each director or nominee, by the Company's chief executive officer ("CEO"), by the four other most highly compensated executive officers other than the CEO, by all directors and executive officers as a group, and by each person who, to the knowledge of the Company, beneficially owned more than 5% of any class of the Company's voting stock on such date.

                              AMOUNT AND NATURE OF
                                   BENEFICIAL
                                  OWNERSHIP(1)                PERCENTAGE PERCENTAGE
                              -------------------- PERCENTAGE     OF      OF TOTAL
   NAME AND ADDRESS OF          COMMON    SERIES A OF COMMON   SERIES A    VOTING
     PERSON OR GROUP          STOCK(2)(3) STOCK(2)   STOCK      STOCK     POWER(4)
   -------------------        ----------- -------- ---------- ---------- ----------
Maxicare Health Plans,
 Inc., as disbursing
 agent(5)....................  1,265,740             12.62%                 7.60%
  1149 South Broadway Street
  Los Angeles, California
   90015
Cede & Co.(6)................  6,295,107             62.74%                37.82%
  P.O. Box 20
  Bowling Green Station
  New York, New York 10274
Chilmark Capital Corp.
  (7)(8).....................  2,329,254  193,500    22.04%      8.06%     13.99%
  139 West Saddle River Road
  Saddle River, New Jersey
   07458
Neil Jonathan Weisman(7)(8)..  2,339,254  193,500    22.14%      8.06%     14.05%
  139 West Saddle River Road
  Saddle River, New Jersey
   07458
Peter J. Ratican(9)(10)......    377,996              3.63%                 2.22%
  1149 South Broadway Street
  Los Angeles, California
   90015
Eugene L. Froelich(11).......    377,778              3.63%                 2.22%
  1149 South Broadway Street
  Los Angeles, California
   90015
Alan D. Bloom(10)(12)........      7,026                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Richard A. Link(13)..........     46,685                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Samuel W. Warburton,
 M.D.(14)....................     10,267                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Claude S. Brinegar(14)(15)...     11,000                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Leon M. Clements(10)(11).....     10,000                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Florence F.
 Courtright(11)(15)..........     10,000                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Thomas W. Field, Jr.(11).....     10,000                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
Charles E.
 Lewis(10)(11)(15)(16).......     10,000                 *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015

                              AMOUNT AND NATURE OF
                                   BENEFICIAL
                                  OWNERSHIP(1)                PERCENTAGE PERCENTAGE
                              -------------------- PERCENTAGE     OF      OF TOTAL
   NAME AND ADDRESS OF          COMMON    SERIES A OF COMMON   SERIES A    VOTING
     PERSON OR GROUP          STOCK(2)(3) STOCK(2)   STOCK      STOCK     POWER(4)
   -------------------        ----------- -------- ---------- ---------- ----------
Alan S. Manne...............        500                  *                     *
  1149 South Broadway Street
  Los Angeles, California
   90015
General Motors Hourly-Rate
 Employes Pension Trust(17).    446,335   153,200     4.27%      6.38%      2.68%
  767 Fifth Avenue
  New York, New York 10153
General Motors Salaried
 Employes Pension Trust(17).    417,066   144,100     4.00%      6.00%      2.51%
  767 Fifth Avenue
  New York, New York 10153
J.P. Morgan & Co.
 Incorporated(18)...........    590,708   210,000     5.57%      8.75%      3.55%
  23 Wall Street
  New York, New York 10015
Froley, Revy Investment
 Co., Inc.(19)(20)..........    650,133   236,000     6.09%      9.83%      3.91%
  10900 Wilshire Boulevard,
  #1050
  Los Angeles, California
   90024
Mutual Series Fund
 Inc.(19)(21)...............    518,178   188,100     4.91%      7.84%      3.11%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey
   07078
Smith Barney Shearson
 Inc.(19)...................    917,348   333,000     8.38%     13.88%      5.51%
  388 Greenwich Street
  New York, New York 10013
Bear Stearns Securities
 Corp.(19)(22)............      577,957   209,800     5.45%      8.74%      3.47%
  One Metrotech Center
   North
  Brooklyn, New York
   11201-3862
All Directors and Execu-
 tive Officers as a Group
 (15 persons)(23).........      964,122               8.77%                 5.48%

- --------
*Less than one percent
 (1) Except as otherwise set forth herein, all information pertaining to the holdings of persons who beneficially own more than 5% of any class of the Company's voting stock (other than the Company or its executive officers and directors) is based on filings with the Securities and Exchange Commission and information provided by the record holders.
 (2) In setting forth "beneficial" ownership, the rules of the Securities and Exchange Commission require that shares underlying currently exercisable options or issuable upon conversion of the Series A Stock, including options which become exercisable within 60 days, held by a described person be treated as "beneficially" owned and further require that every person who has or shares the power to vote or to dispose of shares of stock be reported as a "beneficial" owner of all shares as to which any such sole or shared power exists. As a consequence, shares which are not yet outstanding are, if obtainable upon exercise of an option which is exercisable or will become exercisable within sixty (60) days or upon conversion of the Series A Stock, nevertheless treated as "beneficially" owned by the designated person, and several persons may be deemed to be the "beneficial" owners of the same securities if they share the power to vote or dispose of them.

 (3) In the event that a tender offer for the Company's shares of Common Stock is commenced prior to the final distribution of the Company's Common Stock pursuant to the Reorganization Plan, the committee elected to oversee the implementation of the Reorganization Plan after the Effective Date (the "New Committee") will have certain rights to direct the tender of the Unallocated Shares. The New Committee disclaims beneficial ownership over any such shares.
 (4) Assumes 10,033,345 shares of Common Stock outstanding, the conversion of all 2,400,000 shares of Series A Stock outstanding (or 6,611,520 shares) and, with respect to each listed person or group, the exercise or conversion of any option, warrant or right held by each such person or group exercisable or convertible within 60 days.
 (5) These shares are held by the Company, as disbursing agent for the benefit of holders of Reorganization Plan classes 5A through 5H, 7 and 8A through 8D allowed claims and Reorganization Plan class 12 allowed interests and equity holder claims. The Company disclaims beneficial ownership of these shares. For information concerning the voting of these shares, see "General Information--Outstanding Shares and Voting Rights".
 (6) Cede & Co. holds these shares as a nominee for the Depository Trust Company, which is the securities depository for various segments of the financial industry. None of these shares are owned beneficially by Cede & Co. Includes 1,806,200 shares beneficially owned by Chilmark Capital Corp. and Neil Jonathan Weisman; for further information with respect to these shares, see footnotes (7) and (8), below.
 (7) Includes 104,300 shares of Common Stock held by the Chilmark Capital Corp. ("Chilmark") profit sharing plan, and 1,037,600 shares of Common Stock and 101,600 shares of Series A Stock held in two partnerships, of which, Chilmark is general partner and 654,300 shares of Common Stock and 91,900 shares of Series A Stock held for two managed accounts for which Chilmark has investment discretion. The shares of Series A Stock held by Chilmark are convertible into an aggregate of 533,054 shares of Common Stock; the shares of Common Stock issuable upon conversion of the Series A Stock are included in the number of shares of Common Stock attributable to this holder.
 (8) Neil Jonathan Weisman is president and sole shareholder of Chilmark. In addition to beneficially owning the shares set forth in footnote (7), above, 10,000 shares of Common Stock are held by Mr. Weisman as trustee for his children.
 (9) Includes 377,778 shares which are subject to options which are currently exercisable.
(10) On December 5, 1990, the effective date of the Reorganization Plan, Messrs. Ratican, Lewis, Bloom and Clements held 350; 490; 150 and 2,000 shares, respectively, of common stock of Maxicare Health Plans, Inc., a California corporation ("MHP"), the Company's predecessor in interest; Mr. Ratican's shares were held in his individual retirement account. These shares were cancelled as of that date in accordance with the terms of the Reorganization Plan. As a result, Messrs. Ratican, Lewis, Bloom and Clements each holds a class 12 claim under the Reorganization Plan which may entitle them to receive shares of Common Stock and warrants to purchase Common Stock. The total number of shares of Common Stock and warrants which these individuals will be entitled to receive has not yet been determined.
(11) All shares are subject to options which are currently exercisable.
(12) Includes 6,666 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.
(13) Includes 46,664 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.
(14) Includes 10,000 shares which are subject to options which are currently exercisable or will become exercisable within 60 days.
(15) Does not include the Unallocated Shares, held of record by the Company. Under certain circumstances, the Independent Directors, currently Messrs. Brinegar and Lewis and Ms. Courtright, have rights to vote the Unallocated Shares. The Independent Directors disclaim beneficial ownership of these shares.

    For further information on the voting of these shares, see "General Information--Outstanding Shares and Voting Rights", above.
(16) Dr. Lewis, a director of the Company, is employed by a creditor and/or affiliate of a creditor which have filed claims under the Reorganization Plan which may entitle such creditor, or affiliate thereof, to receive distributions of Common Stock. The total number of shares of Common Stock which these creditors will receive has not yet been determined. Dr. Lewis disclaims beneficial ownership of these shares.
(17) The shares of Common Stock and Series A Stock are held by Mellon Bank, N.A., acting as trustee (the "Trustee") under two separate trust agreements for the General Motors employee pension trusts (the "Trusts"). The Trustee may act for the Trusts with respect to such shares only pursuant to direction of one of the Trusts' applicable investment managers. General Motors Investment Management Corporation ("GMIMCo") is the investment manager with respect to 200,000 shares (in the aggregate) of Series A Stock. The shares of Series A Stock are convertible into an aggregate of 819,002 shares of Common Stock; the shares of Common Stock issuable upon conversion of the Series A Stock are included in the number of shares of Common Stock attributable to these holders. Investment and disposition decisions regarding the shares of Series A Stock and Common Stock managed by the Trusts' other investment managers are made by the personnel of such managers, who act independently of GMIMCo, although the continued engagement of such managers as investment managers for the Trusts is subject to the authorization of GMIMCo. Because of the Trustee's limited role, beneficial ownership of the shares of Series A Stock and Common Stock by the Trustee is disclaimed.
(18) Includes 12,200 shares of Common Stock and 210,000 shares of Series A Stock held in a fiduciary capacity by J.P. Morgan and Co. Incorporated through its subsidiaries J.P. Morgan Investment Management, Inc. and Morgan Guaranty Trust Company of New York. All shares of Common Stock and Series A Stock are subject to the sole dispositive authority of these subsidiaries of J.P. Morgan and Co. Incorporated and the shares of Series A Stock are subject to the sole voting authority of these entities. The shares of Series A Stock are convertible into an aggregate of 578,508 shares of Common Stock; the shares of Common Stock issuable upon conversion of the Series A Stock are included in the number of shares of Common Stock attributable to these holders.
(19) The shares of Common Stock issuable upon conversion of the Series A Stock are included in the number of shares of Common Stock attributable to these holders. None of the holders currently own, beneficially, shares of Common Stock.
(20) All shares are held on behalf of institutional investors and are subject to the sole voting and dispositive authority of Froley, Revy Investment Co., Inc.
(21) Mutual Series Fund Inc. (the "Fund") is an investment company consisting of four separate series of stock. Two of the series, namely, Mutual Beacon Fund and Mutual Qualified Fund, are the beneficial owners of 58,000 shares and 130,100 shares, respectively, of Series A Stock. The shares owned by these funds are registered in nominee name. Pursuant to investment advisory contracts with each of the series, Heine Securities Corporation ("Heine"), an investment advisor, has sole investment and voting power over the securities beneficially owned by the series. However, Heine disclaims any beneficial ownership in such shares owned by the Fund.
(22) All shares are held on behalf of private investors and Bear Sterns Securities Corp. disclaims beneficial ownership of the shares.
(23) Includes 955,547 shares which are subject to options which are currently exercisable or will become exercisable within 60 days. Also, on December 5, 1990, the Effective Date of the Reorganization Plan, certain officers and directors of the Company held an aggregate of 3,790 shares of common stock of MHP, the Company's predecessor in interest. These shares were cancelled as of that date in accordance with the terms of the Reorganization Plan. As a result, these executive officers and directors each holds a class 12 claim under the Reorganization Plan which may entitle them to receive shares of Common Stock and warrants to purchase Common Stock. The total number of shares of Common Stock and warrants which these individuals will be entitled to receive has not yet been determined.

                         ITEM 1. ELECTION OF DIRECTORS

  Under the terms of the Reorganization Plan, the Board was reconstituted as of December 5, 1990, to consist of up to nine persons. These persons include the Chief Executive Officer, one member selected by the Chief Executive Officer, two members selected by the Official Committee of Unsecured Creditors (the "OCC") with the concurrence of the Official Bank Bondholders' Committee and up to five members selected by a majority vote of a search committee. As of the date hereof, the members of the Board include Peter Ratican, the Chief Executive Officer; Eugene Froelich, the Chief Executive Officer's nominee; Leon Clements, the OCC nominee; Charles Lewis, the search committee nominee; Claude Brinegar and Thomas Field, who were nominated and elected to the Board by the other members of the Board in June 1991 and April 1992, respectively, and Fiorenza (Florence) Courtright who was nominated by the Nominating Committee of the Board and elected to the Board by the members of the Board in November 1993. Peter Ratican, Eugene Froelich, Charles Lewis and Claude Brinegar are the only directors who were elected by a vote of the Company's stockholders at meetings which proxies were solicited.

  The Company's Certificate of Incorporation provides that directors are classified into Class I, Class II or Class III and the initial terms of the directors are staggered for one, two and three years, respectively. The Certificate of Incorporation further provides that at the annual meeting following the expiration of the initial terms of the directors in each class, the class of directors elected at such meeting would stand for election for a three year term ending at the third annual meeting thereafter.

  At the Annual Meeting, the Board proposes the election of the following nominees to the Board, each to serve as a Class III director for three years, and until his successor is elected and qualified:

CLASS III

PETER J. RATICAN
Director since: 1983
Age: 50

  Mr. Ratican was appointed Chairman of the Board, Chief Executive Officer and President of the Company in August 1988. Prior to joining the Company, Mr. Ratican was a senior executive of DeLaurentis Entertainment Group Inc. and MCA INC. Prior to joining MCA INC, he was a Senior Audit Manager for the Los Angeles Office of Price Waterhouse, specializing in the entertainment and health care industries. Mr. Ratican is a member of the California Knox-Keene Health Care Services Advisory Committee, which assists the California Department of Corporations in regulating prepaid health plans (HMOs) and he is a certified public accountant.

THOMAS W. FIELD, JR.
Director since: 1992
Age: 60

  Mr. Field was appointed Chairman of the Board of ABCO Markets in December 1991. ABCO Markets is in the grocery business. He has been President of Field & Associates, a management consulting firm, since October 1989. From 1984 to September 1989, Mr. Field was with McKesson Corporation in a number of executive capacities, most recently as Chairman of the Board, President and Chief Executive Officer. Mr. Field also holds directorships at Campbell Soup Company, Bromar Inc. and Provigo Corp.

ALAN S. MANNE
Nominee for Director
Age: 68

  Mr. Manne is currently a professor emeritus and from 1961 to 1992 was a professor of operations research at Stanford University. He is an author, or co-author of seven books and received his Ph.D. in economics from Harvard University. He is co-organizer of the International Energy Workshop.

  If the nominees should for any reason become unavailable to serve as a director or be withdrawn from nomination, and if the Board shall designate a substitute nominee, the shares represented by valid proxies will be voted in favor of the substitute nominee. A stockholder may, in the manner set forth on the enclosed form of proxy, instruct the named proxies not to vote that stockholder's shares for a particular nominee or nominees, as indicated.

  THE BOARD RECOMMENDS VOTES FOR THE ELECTION OF MESSRS. RATICAN, FIELD AND MANNE AS DIRECTORS ON THE BOARD. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE INDIVIDUALS.

  The following persons currently serve as members of the Board and each of these members will continue to serve until the Annual Meeting in the year indicated or until his successor is duly elected and qualified:

CLASS I

CHARLES E. LEWIS
Director since: 1983
Elected to serve until: 1994 Annual Meeting
Age: 64

  Dr. Lewis has been a Professor of Medicine, Public Health and Nursing at the University of California at Los Angeles, since 1970. As of July 1993, he was appointed Director of the Center for Health Promotion and Disease Prevention. He is a member of the Institute of Medicine, National Academy of Sciences and is a graduate of the Harvard Medical School and of the University of Cincinnati School of Public Health where he received a Doctorate of Science degree. Dr. Lewis is a Regent of the American College of Physicians and a member of the Board of Commissioners of the Joint Commission on Accreditation of Health Care Organizations.

CLAUDE S. BRINEGAR
Director since: 1991
Elected to serve until: 1994 Annual Meeting
Age: 67

  Mr. Brinegar is currently Vice Chairman of the board of directors of Unocal Corporation and served as Executive Vice President of Administration and Planning until May 1992. In 1985, Mr. Brinegar was elected Executive Vice President of Unocal and he became Chief Financial Officer in 1986. In 1989, Mr. Brinegar was elected as Vice Chairman of Unocal. He is also a member of the board of directors of Consolidated Rail Corporation and a visiting scholar at Stanford University.

CLASS II

EUGENE L. FROELICH
Director since: 1989
Elected to serve until: 1995 Annual Meeting
Age: 52

  Mr. Froelich was appointed Chief Financial Officer, Executive Vice President--Finance and Administration and director in March 1989. From 1984 to March 1989, Mr. Froelich was President of GFE, Inc., where he engaged in financial and business consulting for a variety of industries. Previously, Mr. Froelich was Vice President of MCA INC and he is a certified public accountant.

FLORENCE F. COURTRIGHT
Director since: 1993
Elected to serve until: 1995 Annual Meeting
Age: 61

  Ms. Courtright has been a private investor for the last five years. She is a founding Limited Partner of Bainco International Investors, 1.p. and a Trustee of Loyola Marymount University. Further, Ms. Courtright is a former co-owner of the Beverly Wilshire Hotel and the Beverly Hills Hotel.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  There were six meetings of the Company's Board during the year ended December 31, 1992. During that year, each director attended at least 75% of the meetings of the Board and its committees that each director was entitled to attend.

  The Board has standing Audit, Compensation, Nominating and Option
Committees.

  Audit Committee. The Audit Committee meets periodically with management and the Company's independent public accountants to make inquiries regarding the manner in which the responsibilities of each are being discharged and the Audit Committee reports thereon to the Board. The Audit Committee also recommends, for the approval of the Board, the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments, the accounting principles being applied by the Company in financial reporting, the scope of internal auditing procedures, and the adequacy of internal controls. The current members of the Audit Committee are Dr. Lewis and Messrs. Field and Brinegar. During 1992, the Audit Committee met six times.

  Compensation Committee. The Compensation Committee reviews and makes recommendations with respect to the Company's various compensation programs. This committee administers the awarding of discretionary bonuses by the Company and also approves the remuneration of executive and other senior officers of the Company. The current members of the Compensation Committee are Messrs. Clements, Field, Brinegar and Ratican (ex-officio). The Compensation Committee met one time during 1992.

  Nominating Committee. The Nominating Committee recommends to the Board nominees for election to the Board at the annual meeting and to fill any Board vacancies that may occur. The current members of the Nominating Committee are Dr. Lewis and Messrs. Brinegar and Field. The Nominating Committee will consider nominees recommended by stockholders, however, there are presently no formal procedures for the submission of such recommendations. The Nominating Committee was established by the Board in December 1992 thus there were no meetings held during 1992.

  Option Committee. The Option Committee administers the 1990 Stock Option Plan and authorizes the granting of options thereunder. Members of this committee must be a director who is not, during the one year prior to service as an administrator of the plan, granted or awarded options pursuant to the plan. The current members of the Option Committee are Messrs. Ratican and Froelich. The Option Committee met three times during 1992.

DIRECTORS REMUNERATION

  During 1992, certain members of the Board received compensation for their services as directors. These members included Leon Clements, Walter Filkowski, Charles Lewis, Claude Brinegar and Thomas Field, Jr. and they received cash payments of $27,750, $30,000, $30,000, $30,750, and $20,250, respectively.
Walter Filkowski no longer serves as a director of the Company. During 1993, current directors, excluding directors who are also employees of the Company, will receive compensation for their services in the amount of $24,000 per year, plus $750 per meeting. In addition, these directors are entitled to be reimbursed for all of their reasonable out-of-pocket expenses incurred in connection with their services as directors of the Company. Directors who are employees of the Company do not receive extra compensation for their services on the Board.

  Upon election to the Board, non-employee directors of the Company have received options to purchase 10,000 shares of Common Stock which are immediately exercisable at an exercise price equal to the market price at the date of grant. Set forth below is a schedule of the outstanding options held by each of the current and former directors, the date of grant and the exercise price of such options:

                                                                  EXERCISE PRICE
      DIRECTOR                                    DATE OF GRANT     PER SHARE
      --------                                    -------------   --------------
      Leon Clements............................. May 20, 1991         $ 8.00
      Walter Filkowski.......................... May 20, 1991         $ 8.00
      Charles Lewis............................. May 20, 1991         $ 8.00
      Claude Brinegar........................... July 18, 1991        $ 9.25
      Thomas Field.............................. April 1, 1992        $10.50
      Florence Courtright....................... November 5, 1993     $10.88

Provided these directors continue to serve as directors of the Company, the exercise term of these options is five years. If the directorship is terminated, the options expire thirty (30) days from the date of such termination. Upon the expiration of his term as a director on February 10, 1993, the Board voted to extend the period in which Mr. Filkowski may exercise his options to one year from the termination date of his directorship.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Peter Ratican, the Company's President and Chief Executive Officer, served as an ex-officio member of the Compensation Committee of the Company for the year ended December 31, 1992. Although Mr. Ratican served as an ex-officio member of the Compensation Committee, he did not participate in any decisions regarding his own compensation as an executive officer. The Company's Board of Directors as a whole determines Mr. Ratican's total compensation package.

EXECUTIVE OFFICER COMPENSATION

  Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers. The disclosure requirements for these five individuals includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive officer compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting actions taken by the Company for the 1992 reporting period shown in the various compensation tables supporting this report. As noted earlier in the Proxy Statement, the Compensation Committee approves the payment amounts and award levels for executive officers of the Company and its subsidiaries.

                  THE 1992 BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

  The Compensation Committee designs, reviews and approves the compensation program for the Company's top executive employees. The Compensation Committee for the Company's 1992 fiscal year was comprised of two outside directors and Peter Ratican (ex-officio), the Company's Chief Executive Officer (the "CEO"). The Compensation Committee coordinates with the Stock Option Committee stock options grants pursuant to the stockholder approved Stock Option Plan. The recommendations of the Compensation Committee regarding compensation are presented to the Board which makes all final approvals.

  The fundamental philosophy of the Company's compensation program is to offer compensation opportunities for all employees which are based on the individual's contribution and personal performance. Consideration is also given to a person's potential for future responsibility and promotion.

  In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments. Essentially, the executive compensation program of the Company has been designed to:

  . support a pay for performance policy that differentiates in compensation amounts based on corporate, business unit and individual performance;

  . motivate key executive officers to achieve strategic business initiatives and reward them for their achievement;

  . provide compensation opportunities which are comparable to those offered by other leading companies in the health care industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

  . align the interest of executives with the long-term interest of stockholders through award opportunities that can result in bonuses and ownership of common stock.

RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS

  The compensation plans support the Company's internal culture and human resource values which are to foster career opportunities and development of the best people at all levels and to encourage and reward actions which put the interests of the Company as a whole ahead of functional specialties and individual considerations.

  At present, the compensation program for all executives, including the CEO and the four other most highly compensated executive officers other than the CEO (the "named executives"), is comprised of two elements:

  . Base salary and benefits typically offered to executives by major corporations.

  . Stock option grants to provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

  Since the Company has been formally reorganized for only two years and has not built a strong history of profitable operations, the Compensation Committee believes that to attract and retain quality executives more emphasis should be placed in 1992 on base salary than on performance measured compensation for the named executives, other than the CEO and Mr. Froelich (the "CFO").

  In addition to the above mentioned compensation elements, there are two elements in the Company's executive compensation program for the CEO and the
CFO:

  .  Annual incentive compensation.

  .  Long-term compensation.

SALARY FACTORS

  Every employee of the Company, including the named executives, is assigned a grade level with a salary range that is designed to reflect competitive practice for the position they hold. At the end of each fiscal year, the Compensation Committee reviews and approves an annual salary plan for all executives for the upcoming year. This salary plan is developed under the ultimate direction of the CEO. The salaries approved for 1992 reflect consideration of the Compensation Committee's and the Board's assessment of the performance of each executive over the past year, judgments as to the expected future contributions of the individual executive, competitive data, position tenure and recognition of the dramatic reversal of the Company's results of operations as evidenced by a $13 million increase in the Company's income from operations from 1990 to 1991.

  PERFORMANCE EVALUATION. The Compensation Committee has taken particular note of the executives' success in restructuring the Company's businesses to adjust for the decline in its enrollment which resulted from the Company filing for protection under Chapter 11 of Title 11 of the United States Code ("Chapter 11") in 1989 and in effectively directing the Company's operations under the difficult competitive conditions in the markets served by the Company over the last two years. The Compensation Committee believes the executives displayed effective leadership in accomplishing a turnaround of the Company's operating performance subsequent to the filing of Chapter 11 and has taken into account the executives' performance in increasing or maintaining the membership of its ongoing operations. In its review of the executives' performance and compensation, the Compensation Committee has also taken into account the executives' consistent commitment to the long-term success of the Company through development of new or improved products. The Compensation Committee also assessed past performance and its expectation as to future contributions in leading the Company and its businesses.

  COMPETITIVE DATA. Executive salaries were set to correspond to the Compensation Committee's understanding of the median range of salaries for other companies. No formal study was performed except for the salaries recommended for the CEO and the CFO but a formal study for all other executive officers is planned for the 1994 fiscal year. The Board considered the competitive data for chief executive officers and chief financial officers of seven comparable health care organizations, three of which are in the peer group line in the performance graph, provided by an independent consulting firm.

  POSITION TENURE. The named executives have been with the Company from three to ten years and have extensive experience in their areas of expertise and the health care industry. They remained with the Company during difficult financial times and have developed a broad base of Company history.

  The consulting firm provided advice to the Board with respect to the reasonableness of compensation paid to the CEO and the CFO. In doing so, the target levels of cash compensation (salary and annual incentives) and the estimated potential future value of stock option grants was set to roughly approximate a 65th percentile competitive level taking into account the practices of other similar companies in the health care industry and other companies emerging from a bankruptcy reorganization.

  After completing their subjective assessment of the above salary factors, the Compensation Committee increased the salaries of the CEO and two of the named executives effective January 1, 1992 as set forth in the tables below.

BENEFITS

  In the past, the Company adopted certain broad-based employee benefit plans in which the executives are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these and other plans are not tied to Company performance.

STOCK OPTIONS

  As noted earlier in the Proxy Statement, stock options are granted to employees and directors under the 1990 Stock Option Plan by the Stock Option Committee which is comprised of the CEO and the CFO. These grants are made only after approval by the Compensation Committee. Stock option grants provide the right to purchase shares of Common Stock at the fair market value (the closing price) on the date of grant. Each stock option becomes exercisable in three annual installments following the date of grant and has a 5 year term. The number of shares covered by an individual's option reflects the Stock Option Committee's assessment of the individual's relative value to the Company. During 1992 no stock options were granted to the named executives, other than the CEO and the CFO, because the Stock Option Committee believes that its past grants have successfully focused the Company's executives on building profitability and stockholder value.

  Stock options grants to the CEO and the CFO which are recommended by the Compensation Committee and approved by the Board provide the right to purchase shares of Common Stock at the fair market value (the closing price) on the date of grant. Each stock option becomes exercisable in three annual installments beginning on the date of grant and has a 5 year term. The option grants cover shares of Common Stock not authorized under a stockholder approved plan. In granting stock options to the CEO and the CFO, the Board was advised by the consulting firm which took into account the items discussed above under "Salary" and the desire to tie closely the financial interests of the CEO and the CFO to those of the Company's stockholders. The grants made in 1992, as set forth in the tables below, reflects such considerations.

ANNUAL INCENTIVES

  In addition to the base salary, the CEO and the CFO could earn an annual performance bonus which is based on the pre-tax earnings of the Company. For purposes of calculating the annual bonus, the goals on pre-tax earnings are set forth in the CEO's and the CFO's Employment Agreement. No bonus was paid for 1992 because the pre-tax earnings goal was not achieved. The consulting firm believes this ties closely the financial interests of the CEO and the CFO to those of the Company's stockholders. The bonuses paid pursuant to the Company's plan of reorganization are not under the jurisdiction of the Compensation Committee.

OTHER COMPENSATION

  Also set forth in the CEO's and the CFO's employment agreements is a bonus on the sale of the Company or substantially all of its assets or a merger into another company. This bonus is based on the extent to which the sale price exceeds an initial value set forth in the CEO's and the CFO's employment agreements.

CONCLUSION

  Based on its evaluation of these factors, the Compensation Committee believes that the executive employees of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and programs the Compensation Committee and the Board have designed, implemented and administered have contributed to achieving this management focus. There were no decisions affecting compensation paid to the CEO or named executives for 1992 that were made by the Board or the Compensation Committee after October 21, 1992.

  SUBMITTED ON OCTOBER 29, 1993 BY THE 1992 COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

CLAUDE S. BRINEGAR

LEON M. CLEMENTS

PETER J. RATICAN (ex-officio)

SUMMARY COMPENSATION TABLE

  Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1992, 1991 and 1990, of those persons who were, at December 31, 1992 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                      ANNUAL COMPENSATION  COMPENSATION
                                      -------------------- ------------
                                                              STOCK
                                                             OPTIONS        ALL OTHER
                                      SALARY(1)  BONUS(2)     AWARDS    COMPENSATION(3)(4)
  NAME AND PRINCIPAL POSITION    YEAR    ($)        ($)        (#)             ($)
  ---------------------------    ---- ---------  --------    -------    ------------------
Peter J. Ratican                 1992 $ 423,653  $ 148,122   150,000          $6,866
Chairman of the Board            1991 $ 374,999
of Directors, Chief              1990 $ 321,250  $ 461,093   277,778
Executive Officer and President
Eugene L. Froelich               1992 $ 323,654  $ 148,122   150,000          $6,866
Executive Vice President--       1991 $ 274,999
Finance and Administration,      1990 $ 223,167  $ 461,093   277,778
Chief Financial Officer and Di-
 rector
Alan D. Bloom                    1992 $ 195,000                               $5,850
Senior Vice President,           1991 $ 195,000
Secretary and General Counsel    1990 $ 181,938  $   9,250    10,000
Richard A. Link                  1992 $ 190,008                               $5,700
Chief Accounting Officer         1991 $ 175,000               20,000
and Senior Vice President--      1990 $ 139,062  $  14,000    50,000
Accounting
Samuel W. Warburton, M.D.        1992 $ 225,000                               $6,750
Senior Vice President--          1991 $ 225,000                5,000
Medical Affairs                  1990 $ 201,242  $  50,000    10,000

- --------
(1) Excludes distributions received during the years ended December 31, 1992 and 1991 paid with respect to claims for pre-petition compensation paid pursuant to the Reorganization Plan.
(2) These amounts include bonuses payable pursuant to the Reorganization Plan as well as bonuses paid to encourage Named Officers to remain in the employ of the Company through the reorganization. Bonuses paid pursuant to the Reorganization Plan were paid from funds held by the Disbursing Agent in a segregated account and were not paid out of the Company's available cash.

                                             1992                1990
                                        -------------- -------------------------
                                        REORGANIZATION REORGANIZATION EMPLOYMENT
                                             PLAN           PLAN      INCENTIVE
                                        -------------- -------------- ----------
        Mr. Ratican....................    $148,122       $461,093
        Mr. Froelich...................    $148,122       $461,093
        Mr. Bloom......................                                $ 9,250
        Mr. Link.......................                                $14,000
        Dr. Warburton..................                   $ 50,000

(3) These amounts include contributions made by the Company on behalf of the Named Officer under the Company's 401K Savings Incentive Plan.
(4) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's Staff, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1990 and 1991 fiscal years.

OPTION GRANTS TABLE

  Shown below is further information on grants of stock options pursuant to employment agreements and the 1990 Incentive Stock Option Plan during the year ended December 31, 1992, to the Named Officers which are reflected in the Summary Compensation Table.

                                                                                     POTENTIAL
                                                                                 REALIZABLE VALUE
                                                                                 AT ASSUMED ANNUAL
                                                                                  RATES OF STOCK
                                          PERCENTAGE OF                                PRICE
                                          TOTAL OPTIONS                          APPRECIATION FOR
                                OPTIONS    GRANTED TO    EXERCISE OR              OPTION TERM(3)
                               GRANTED(1) EMPLOYEES IN  BASE PRICE(2) EXPIRATION -----------------
        NAME                      (#)      FISCAL 1992    ($/SHARE)      DATE       5%      10%
        ----                   ---------- ------------- ------------- ---------- -------- --------
      Peter J. Ratican........  150,000       42.3%         $8.00      2/25/97   $331,500 $732,000
      Eugene L. Froelich......  150,000       42.3%         $8.00      2/25/97   $331,500 $732,000

- --------
(1) The options were granted as of February 25, 1992 pursuant to employment agreements and vest in one-third installments on the date of grant, and the first and second anniversaries of the date of grant. If the grantee's employment is terminated under certain circumstances or there is a restructuring of the Company (as set forth in the option agreement) these options would become immediately exercisable.
(2) The option exercise price is subject to adjustment in the event of a stock split or dividend, recapitalization or certain other events.
(3) The actual value, if any, the Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Officer will be at or near the value estimated. This amount is net of the option exercise price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in fiscal 1992 and prior years under employment agreements and the 1990 Incentive Stock Option Plan to the Named Officers and held by them at December 31, 1992. None of the Named Officers exercised any stock options during fiscal 1992.

                                 NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 1992 (#)     DECEMBER 31, 1992 (1)
                               ------------------------- -------------------------
                NAME           EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                ----           ----------- ------------- ----------- -------------
      Peter J. Ratican........   327,778      100,000    $1,962,501    $475,000
      Eugene L. Froelich......   327,778      100,000    $1,962,501    $475,000
      Alan D. Bloom...........     3,333        6,667    $   15,832    $ 31,668
      Richard A. Link.........    23,334       46,666    $  109,170    $218,330
      Samuel W. Warburton,
       M.D....................     5,000       10,000    $   23,334    $ 46,667

- --------
(1) Based on the closing price on the NASDAQ-NMS on that date ($12.75), net of the option exercise price.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  As of January 1, 1992, the Company entered into five-year employment agreements with Peter J. Ratican and Eugene L. Froelich ("Senior Management"). These employment agreements provide for annual base compensation of $425,000 for Mr. Ratican and $325,000 for Mr. Froelich. The employment agreements provide that upon the termination of either member of Senior Management by the Company without cause or the voluntary termination by either member of Senior Management for certain reasons as set forth in their employment agreements, the terminated member will be entitled to receive (i) a payment equal to the balance of the terminated member's annual base salary which would have been paid over the remainder of the term of the employment agreement; (ii) an additional one year's annual base salary; (iii) payment of any performance bonus amounts which would have otherwise been payable over the remainder of the term of the agreement; (iv) immediate vesting of all stock options; and (v) the continuation of the right to participate in any profit sharing, bonus, stock option, pension, life, health and accident insurance, or other employee benefits plans including a car allowance through December 31, 1996. In the event of a Change in Control of the Company, as set forth in the employment agreement, either member may elect to terminate the employment contract in which case the electing member will be entitled to receive a payment equal to
2.99 times that member's average annualized compensation from the Company over a certain period. The employment agreements also provide that in the event either member of Senior Management does not receive an offer for a new employment agreement containing terms at least as favorable as those contained in the existing employment agreements before the expiration of such employment agreements, such member will be entitled to receive a payment equal to one year's base salary under the employment agreement. Under these agreements, Senior Management will be entitled to receive an annual performance bonus calculated using a formula, as set forth in the employment agreements, which is based on the Company's annual pre-tax earnings, before extraordinary items, over $10 million. In addition, upon the sale of the Company, a sale of substantially all of its assets or a merger where the Company shareholders cease to own a majority of the outstanding voting capital stock, Senior Management will be entitled to a sale bonus calculated using a formula which is based on a percentage of the excess value of the Company over an initial value as set forth in the employment agreements.

  In addition, Senior Management remains entitled to receive certain additional compensation out of funds set aside for distribution under the Reorganization Plan on the Effective Date or from the proceeds of assets liquidated on behalf of pre-petition creditors under the Reorganization Plan.

  The Company has also entered into employment agreements, effective through December 31, 1994, with Richard A. Link and Samuel W. Warburton and an employment agreement, effective through December 31, 1993, with Alan D. Bloom. The agreements with Messrs. Link and Bloom provide for the payment of four months' salary in the event the employee is terminated without cause or employment ceases due to the Company being acquired or there is a Change in Control of the Company, as set forth in the employment agreement. Under Mr. Warburton's employment agreement, if he is terminated without cause or there is a Change in Control of the Company, as set forth in the employment agreement, he is entitled to receive (i) the balance of his annual base salary which would have been paid over the remainder of the term of the agreement but for such termination if such termination occurs on or before the first anniversary of the agreement, or (ii) a payment equal to his annual base salary if the termination occurs in the second year of his agreement.

COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH

  The following graph presents a one and three quarter years comparison of cumulative total returns for the Common Stock of the Company, index for the NASDAQ Stock Market (U.S. Companies), the index for the Standard and Poor's 500 and an index of peer companies (the "Managed Care Group") selected by the Board of Directors. This graph only presents one and three quarter years of information because the Company's Common Stock was issued on April 2, 1991 and was traded on the over-the-counter market beginning April 30, 1991. The Managed Care Group consists of six other managed care companies: Coventry Corporation, FHP International, Foundation Health, Pacificare Health Systems, Qual-Med, Inc., TakeCare, Inc. Total return assumes the monthly reinvestment of dividends.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS

                                 1989     1990     1991     1992
            MAXICARE               0       100    114.71   150.00
            PEER GROUP             0       100     96.06   186.35
            NASDAQ                 0       100    124.11   144.84
            STANDARD & POORS'      0       100    113.92   122.60


                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has determined to continue retaining Price Waterhouse as its independent certified accountants for the current year ending December 31, 1993.

  Price Waterhouse has been the Company's principal independent public accountant since the fourth quarter of 1988, and is familiar with the business and operations of the Company and its subsidiaries. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. A representative of Price Waterhouse is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer questions, if any, from stockholders.

                                 OTHER MATTERS

ADDITIONAL INFORMATION

  Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, (including financial statements and financial statement schedules) as filed with the Securities and Exchange Commission are available upon written request from the office of Investor Relations, Maxicare Health Plans, Inc., 1149 South Broadway Street, Los Angeles, California, 90015.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1994 ANNUAL MEETING

  Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders currently scheduled to be held on July 29, 1994 must be received by the Company no later than March 9, 1994, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a-(8)(3)(i) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

OTHER BUSINESS OF THE MEETING

  The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board, or if no such recommendation is given, in their own discretion.

COST OF SOLICITING PROXIES

  The Company will bear the cost of proxy solicitation for the election of the Board's nominees for director. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

                                          By Order of the Board of Directors,

                                                Alan D. Bloom
                                                  Secretary

Los Angeles, California
Dated: December 27, 1993

 PROXY                                                                 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MAXICARE HEALTH PLANS, INC.
                ANNUAL MEETING OF STOCKHOLDERS JANUARY 28, 1994

  The undersigned, does hereby appoint Peter J. Ratican and Eugene L. Froelich, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1993 Annual Meeting of Stockholders of Maxicare Health Plans, Inc. (including all adjournments thereof) to be held at the Transamerica Center Tower Restaurant, 1150 S. Olive Street, Los Angeles, California, January 28, 1994 at 8:00 a.m., Pacific Time, on all matters that may come before the Meeting.

  The undersigned hereby instructs said proxies or their substitutes:

1.ELECTION OF DIRECTORS:
 [_To]VOTE FOR all nominees listed below.    [_To]WITHHOLD AUTHORITY to vote
                                               for all nominees listed below.

            PETER J. RATICAN, ALAN S. MANNE AND THOMAS W. FIELD, JR.

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:
 ------------------------------------------------------------------------------

2. DISCRETIONARY AUTHORITY:
 In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

  The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated December 27, 1993, and a copy of the Company's Annual Report for the year ended December 31, 1992.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustees or guardian, please indicate the capacity in which signing, when signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

                                            Dated_______________________ , 1994
                                            ____________________________ (L.S.)
                                            ____________________________ (L.S.)
                                            Signature(s)

 PROXY                                                                   PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MAXICARE HEALTH PLANS, INC.
                ANNUAL MEETING OF STOCKHOLDERS JANUARY 28, 1994

  The undersigned, does hereby appoint Peter J. Ratican and Eugene L. Froelich, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares of Series A Cumulative Convertible Preferred Stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 1993 Annual Meeting of Stockholders of Maxicare Health Plans, Inc. (including all adjournments thereof) to be held at the Transamerica Center Tower Restaurant, 1150 S. Olive Street, Los Angeles, California, January 28, 1994 at 8:00 a.m., Pacific Time, on all matters that may come before the Meeting.

  The undersigned hereby instructs said proxies or their substitutes:

1.ELECTION OF DIRECTORS:
 [_To]VOTE FOR all nominees listed below.   [_To]WITHHOLD AUTHORITY to vote
                                              for all nominees listed below.

            PETER J. RATICAN, ALAN S. MANNE AND THOMAS W. FIELD, JR.

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
           THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

- --------------------------------------------------------------------------------

2. DISCRETIONARY AUTHORITY:
 In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Meeting.

  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



  The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated December 27, 1993, and a copy of the Company's Annual Report for the year ended December 31, 1992.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustees or guardian, please indicate the capacity in which signing, when signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

                                            Dated_______________________ , 1994
                                            ____________________________ (L.S.)
                                            ____________________________ (L.S.)
                                            Signature(s)